GSE SYSTEMS, INC.

                              9189 Red Branch Road
                            Columbia, Maryland 21045
                                 (410) 772-3500

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

         The annual meeting of stockholders of GSE Systems, Inc. (the "Company") will be held on Wednesday, May 29, 2002, at 10:30 a.m. local time, at our headquarters located at 9189 Red Branch Road, Columbia, Maryland. The purposes of the annual meeting are:

     (1)  to elect three directors to serve for a term of three years;

     (2) to consider and vote upon the ratification of KPMG LLP as independent public accountants for the fiscal year ending December 31, 2002; and

     (3) to transact such other business as may properly come before the annual meeting or at any adjournments or postponements thereof.

         The board of directors set April 5, 2002 as the record date for the meeting. This means that owners of common stock at the close of business on that day are entitled to (a) receive this notice of the meeting, and (b) vote at the meeting or at any adjournments or postponements thereof.

         The list of stockholders as of the record date will be available at the meeting. If you plan to attend, please mark the appropriate box on the enclosed proxy card to help us plan for the meeting.

         Your vote is important. We encourage you to read the enclosed proxy statement and to sign and return the proxy card as soon as possible so that your shares will be represented and voted even if you do not attend. If you do attend the meeting, you may revoke your proxy and vote in person.


                       By Order of the Board of Directors


                                                     Jeffery G. Hough
                                                     Secretary
Columbia, Maryland
April 30, 2002

                                GSE SYSTEMS, INC.

                              9189 Red Branch Road
                            Columbia, Maryland 21045
                                 (410) 772-3500

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

         The board of directors is furnishing you this proxy statement and accompanying proxy card to solicit proxies to be voted at the 2002 annual meeting of the stockholders of GSE Systems, Inc. (the "Company"). The annual meeting will be held at 10:30 a.m. local time, on Wednesday, May 29, 2002 at our headquarters located at 9189 Red Branch Road, Columbia, Maryland. The proxies may also be voted at any adjournments or postponements of the annual meeting.

         The address of the Company's principal executive offices is 9189 Red Branch Road, Columbia, Maryland, 21045. The proxy materials and the Company's 2001 Annual Report are first being sent to stockholders on or about May 1, 2002.

         All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy unless the proxy is revoked before the meeting. You can revoke your proxy by

     (a)  giving written notice to the Secretary of the Company,

     (b)  delivering a later dated proxy, or

     (c)  voting in person at the meeting.

         As a stockholder, you should specify your choice for each matter on the enclosed form of proxy. If no instructions are given, proxies that are signed and returned will be voted FOR the election of all director nominees, and FOR the proposal to ratify the appointment of KPMG LLP. Other matters that properly come before the annual meeting will be voted upon by the persons named in the enclosed proxy in accordance with their best judgment.

         The Company will continue its long-standing practice of holding the votes of all stockholders in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert and defend claims for or against the Company; (b) in case of a contested proxy solicitation; or (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management. The Company will, as it has in the past, retain an independent tabulator to receive and tabulate the proxies.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

Voting Securities

         Only stockholders of record at the close of business on April 5, 2002 will be entitled to vote at the annual meeting or at any adjournments or postponements thereof. On April 5, 2002, there were 5,869,138 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on all matters that may properly come before the annual meeting.

         The presence in person or by proxy at the annual meeting of the holders of at least a majority of the total number of outstanding shares of common stock will constitute a quorum for the transaction of business.

         Shares of common stock represented by a properly signed and returned proxy will be counted as present at the annual meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

         Directors are elected by a plurality of the votes cast. A withheld vote will not affect the required plurality. All other matters to come before the annual meeting require a majority vote in person or by proxy. Therefore, abstentions will have the same effect as votes against the proposals on such matters.

         Brokers who hold shares of common stock in street name may not have the authority to vote on certain matters for which they have not received voting instructions from beneficial owners. Such broker non-votes, although present for quorum purposes, will be deemed shares not present to vote on such matters and will not be included in calculating the number of votes necessary for approval of such matters.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth information regarding beneficial ownership of the Company's common stock, as of April 5, 2002, by: (i) each stockholder who is known by the Company to own beneficially more than 5% of the outstanding common stock, (ii) each of the Company's directors, (iii) each current executive officer of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the common stock listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

         We are not aware of any material proceedings to which any of the parties identified under (i), (ii) or (iii) above, or any associate thereof, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

         In preparing the following table, the Company has relied on the information contained in the statements previously filed by GP Strategies Corporation ("GP Strategies") and ManTech International Corporation ("ManTech"), and Schedule 13G/A filed for 2001 by Benson Associates, LLC and Hathaway & Associates, Ltd. Certain of the shares reported in the following table may be deemed to be beneficially owned by more than one person and, therefore, may be included in more than one table entry.




                                                                       Number of                    Percent of
                                                                      Common Stock                Outstanding
                                                              Shares Beneficially Owned           Common Stock

Name of Beneficial Owner
Certain Beneficial Owners

GP Strategies Corporation1.............................................1,325,700                    22.0%
  9 West 57th Street
  New York, NY  10019

Benson Associates, LLC2................................................1,202,051                     20.5%
  111 S.W. Fifth Avenue, Suite 2130
  Portland, OR 97204

ManTech International Corporation3.....................................1,225,165                     20.3%
  12015 Lee Jackson Highway
  Fairfax, VA  22033

SGLG, Inc.4..............................................................875,000                     14.9%
  9 West 57th Street
  New York, NY  10019

Hathaway & Associates, Ltd.5.............................................404,000                      6.9%
  119 Rowayton Avenue
  Rowayton, CT 06853

Directors and Executive Officers6

Jerome I. Feldman 7....................................................1,325,700                     22.0%

Scott N. Greenberg8....................................................1,308,700                     21.7%

John A. Moore, Jr.9....................................................1,151,915                     19.1%

George J. Pedersen10...................................................1,138,034                     18.9%

Chin-Our Jerry Jen 11.....................................................38,800                      *

Jeffery G. Hough12........................................................25,000                      *

Sheldon L. Glashow 13.....................................................22,808                      *

Gill R. Grady 14..........................................................14,000                      *

Hal D. Paris 15...........................................................10,500                      *

Joseph W. Lewis16..........................................................7,000                       *
Directors and Executive Officers as a group
 (10 persons)17........................................................2,668,973                     42.3%



* Indicates less than one percent (1%).

1 Includes 17,000 shares issuable to Mr. Feldman upon the exercise of options which are currently exercisable (see Note 7 below), 875,000 shares owned by SGLG, Inc. (SGLG), 250,000 shares owned by General Physics Corporation (GPC), and 33,700 shares owned by GP Strategies. Also includes 150,000 shares issuable to GP Strategies upon the exercise of warrants which are currently exercisable. GP Strategies, a company in which Mr. Feldman has a controlling interest, owns GPC as well as a controlling interest in SGLG. GP Strategies disclaims beneficial ownership of all shares, including those subject to option, owned directly by Mr. Feldman.

2 Persons other than Benson Associates, LLC have the right to receive dividends from, or the proceeds of, the sale of such common stock. No such right to receive proceeds or dividends relates to more than 5% of the class. The natural persons controlling Benson Associates, LLC are Mark Cooper (president) and Dale Benson (chief investment officer).

3 Includes 73,250 shares and shares subject to option owned directly by Mr. Pedersen (see Note 10 below), 87,131 shares and shares subject to option owned directly by John A. Moore, Jr. (see Note 9 below), and 914,784 shares owned by ManTech. Also includes 150,000 shares issuable to ManTech upon the exercise of warrants which are currently exercisable. ManTech disclaims beneficial ownership of all shares owned directly by Messrs. Pedersen and Moore. Does not include the 39,000 shares of Series A preferred stock issued to ManTech on December 5, 2001, or the 1,474,480 shares of common stock convertible therefrom.

4 Controlling interest held by GP Strategies.

5 Persons other than Hathaway & Associates, Ltd. have the right to receive dividends from, or the proceeds of, the sale of such common stock. The natural persons controlling Hathaway & Associates, Ltd. are Carl Hathaway and Brian Hathaway.

6 The address of all directors and executive officers is in care of GSE Systems, Inc., 9189 Red Branch Road, Columbia, MD 21045.

7 Includes 17,000 shares subject to option owned directly by Mr. Feldman which are currently exercisable, as well as 33,700 shares owned by GP Strategies, 875,000 shares owned by SGLG and 250,000 shares owned by GPC, and 150,000 warrants which are owned by GP Strategies and are currently exercisable (see
Note 1 above). Mr. Feldman disclaims beneficial ownership of all the shares owned by GP Strategies, SGLG and GPC.

8 Includes 33,700 shares owned by GP Strategies, 875,000 shares owned by SGLG and 250,000 shares owned by GPC, and 150,000 warrants which are owned by GP Strategies and are currently exercisable (see Note 1 above). Mr. Greenberg disclaims beneficial ownership of all the shares owned by GP Strategies, SGLG and GPC.

9 Includes 83,925 shares owned directly by Mr. Moore, 3,206 shares issuable upon the exercise of options which are currently exercisable, 914,784 shares owned by ManTech, and 150,000 warrants which are owned by ManTech and are currently exercisable (see Note 3 above). Mr. Moore disclaims beneficial ownership of the shares owned by ManTech.

10 Includes 56,250 shares owned directly by Mr. Pedersen, 17,000 shares issuable upon the exercise of options which are currently exercisable, 914,784 shares owned by ManTech, and 150,000 warrants which are owned by ManTech and are currently exercisable (see Note 3 above). Mr. Pedersen disclaims beneficial ownership of the shares owned by ManTech.

11 Includes 3,800 shares owned directly by Mr. Jen and 35,000 shares issuable upon the exercise of options which are currently exercisable.

12 Includes 25,000 shares issuable upon the exercise of options which are currently exercisable.

13 Includes 8,129 shares owned directly by Dr. Glashow and 14,679 shares issuable upon the exercise of options which are currently exercisable.

14 Includes 14,000 shares issuable upon the exercise of options which are currently exercisable.

15 Includes 10,500 shares issuable upon the exercise of options which are currently exercisable.

16 Includes 7,000 shares issuable upon the exercise of options which are currently exercisable.

17 Includes 1,099,089 shares issuable upon the exercise of options and warrants which are currently exercisable.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         The board of directors is divided into three classes that serve staggered three-year terms and are nearly equal in number as possible. The stockholders elect at least one class of directors annually. Each class generally serves for a period of three years, although a director may be elected for a shorter term in order to keep the number of directors in each class approximately equal. This practice is in accordance with the Company's Certificate of Incorporation.

         All of the directors were previously elected by the stockholders except for Dr. Roger L. Hagengruber, who was appointed to the board in June 2001.

         The terms of Chin-Our  Jerry Jen, Dr.  Sheldon L. Glashow and Dr. Roger
L. Hagengruber will expire at the 2002 annual meeting. These directors have been nominated to stand for reelection at the meeting to hold office until 2005 and until their successors are elected and qualified.

         On March 10, 2000, the board increased the number of directors to eight and elected Joseph W. Lewis as a director to serve until the 2000 annual meeting. Mr. Lewis was elected at the 2000 annual meeting to hold office until 2003 and until his successor has been elected and qualified.

         On March 22, 2000, the board increased the number of directors to nine and elected Brian K. Southern as a director to serve until the 2000 annual meeting. Mr. Southern was elected at the 2000 annual meeting to hold office until 2002 and until his successor has been elected and qualified. On March 8, 2001, Mr. Southern resigned from the board.

         On March 26, 2001, Christopher M. Carnavos resigned from the board.

         On March 27, 2001, the board elected Chin-Our Jerry Jen as a director to serve the vacancy created by Mr. Southern's resignation and to hold office until 2002 and until his successor has been elected and qualified.

         On June 13, 2001, the board elected Dr. Roger L. Hagengruber as a director to serve until the 2002 annual meeting and until his successor has been elected and qualified.

         The proxies solicited hereby, unless directed to the contrary, will be voted for election of the nominees. All of the nominees have consented to being named in this proxy statement and to serve if elected. The board has no reason to believe that any of the nominees will not be a candidate or will be unable to serve, but if either occurs proxies may be voted for such substituted nominee or nominees as the board, in its discretion, may designate.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF CHIN-OUR JERRY JEN, SHELDON L. GLASHOW AND ROGER L. HAGENGRUBER

         The following sets forth certain biographical information, including professional background and business-related experience, for each of the nominees and incumbent directors.

Class I Directors: Incumbents standing for election for a term to expire in 2005

         Chin-Our Jerry Jen, age 53. Mr. Jen has served on the board since March 2001. Mr. Jen has been with the Company and its predecessor companies since 1980 in various engineering and senior management positions. In 1997, Mr. Jen was promoted to senior vice president of the power business unit, and on November 14, 2000, he was named chief operating officer in charge of both the power and process control businesses. On March 27, 2001, Mr. Jen was named president and director. Mr. Jen also serves on the board of managers of RedStorm Scientific LLC, a privately held computational drug design company.

         Sheldon L. Glashow, Ph.D., age 69. Dr. Glashow has served as a director since 1995. Dr. Glashow is the Higgins Professor of Physics Emeritus at Harvard University, and a university professor and the Arthur G.B. Metcalf Professor of Mathematics & the Sciences at Boston University since July 2000, and previously taught physics at other major universities in Massachusetts, Texas, California and France. In 1979, Dr. Glashow received the Nobel Prize in Physics. Dr. Glashow has been a director of GP Strategies since 1997; a director of General Physics Corporation since 1987; and a director of Interferon Sciences, Inc., a pharmaceuticals company, since 1991. Dr. Glashow also serves on the board of managers of RedStorm Scientific LLC, a privately held computational drug design company. Dr. Glashow previously served as a director of Duratek, Inc., an environmental technology and consulting company, from 1985 to 1995. Dr. Glashow is a foreign member of the Russian Academy of Sciences.

         Roger L. Hagengruber, Ph.D., age 59. Dr. Hagengruber has served as a director since June 2001. Dr. Hagengruber is the senior vice president for national security and arms control at the Sandia National Laboratories, where he has served as an officer for over 15 years. In his current position, Dr. Hagengruber oversees activities in arms control, satellite and sensor systems, security, and international programs that include an extensive set of projects within the states of the former Soviet Union. Dr. Hagengruber serves on ManTech's Advisory Board. Dr. Hagengruber holds B.S., M.S. and Ph.D. degrees from the University of Wisconsin, with his doctorate in nuclear physics. He is also a graduate of the Industrial College of the Armed Forces.

Class II Directors: Incumbents whose terms expire in 2003

         Scott N. Greenberg, age 45. Mr. Greenberg has served as a director since 1999 and previously served as a director from 1994 to 1995. Mr. Greenberg has served on the board of directors of GP Strategies since 1987. Mr. Greenberg is the president of GP Strategies and has served as its chief financial officer since 1989. Mr. Greenberg has served as vice president and a director of SGLG, Inc., an industrial and government training and consulting company, since 1991. Mr. Greenberg has also served as a director since 1987 of General Physics Corporation. From 1991 to 1995, Mr. Greenberg was a director of Duratek, Inc.

         Joseph W. Lewis, age 67. Mr. Lewis has served as a director since March 2000. In 1998, Mr. Lewis retired from Johnson Controls, Inc. after 39 years of service, including his tenure from 1986 to 1998 as executive vice president with responsibilities for its Controls Group. Mr. Lewis is chairman of the board of DryKor Ltd of Israel, a manufacturer of dehumidification equipment. He has served as a director of Wheaton Franciscan Services, Inc., a multi-system health care provider, since 1991 and served as its treasurer from 1993 until 2002, and is currently vice chairman of the board. He previously served as a director of Entek IRD International until its sale to Allen Bradley, a division of Rockwell International Corporation.

         John A. Moore, Jr., age 49. Mr. Moore has served as a director since 1997. Mr. Moore has served as the executive vice president and chief financial officer of ManTech since 1993. Mr. Moore also serves as a director and in an executive capacity for a number of ManTech subsidiaries. Prior to joining ManTech in 1982, he was a supervisory auditor for the Defense Contract Audit
Agency. Mr. Moore holds a Bachelors degree in Accounting from La Salle University and an MBA from the University of Maryland.

Class III Directors: Incumbents whose terms expire in 2004

         Jerome I. Feldman, age 73. Mr. Feldman has served as a director since 1994, and as chairman of the board since 1997. Mr. Feldman co-founded GP Strategies in 1959 and has served as its chairman of the board and chief executive officer since its founding. Since 1994, Mr. Feldman has been chairman of the board and a director of Five Star Products, a wholesale distributor of home decorating, hardware and finishing products. Mr. Feldman is chairman of the New England Colleges Fund and a trustee of the Northern Westchester Hospital. Mr. Feldman also serves on the supervisory board of Avantium International B.V., an advanced R&D company based in the Netherlands.

         George J. Pedersen, age 66. Mr. Pedersen has served as a director since 1994, and as chairman of our executive committee since 1997. He currently serves as chairman of the board, chief executive officer and president of ManTech. Mr. Pedersen co-founded ManTech in 1968. He was elected chairman of ManTech's board of directors in 1979. In 1995, Mr. Pedersen was elected to the additional positions of president and chief executive officer. Mr. Pedersen has also served as president and/or chairman of the board of a number of ManTech subsidiaries. On June 12, 2001, Mr. Pedersen became a director of GP Strategies. Mr. Pedersen also serves as a director, vice president and a member of the executive committee of the Professional Services Council; a trustee and a member of the executive committee of the National Security Industrial Association; and as a director of the Ivymount School. Mr. Pedersen currently serves as chairman of the board of MARE, Inc., chairman of the board of the Institute of Software Research and chairman of the board of Praxa Limited, an information technology systems integrator headquartered in Melbourne, Australia.

The Board of Directors and Board Committees

         In 2001, the board met three times and committees of the board held a total of ten meetings. The average attendance at meetings of the board and committees was 96%. The board has established the following committees, the function and current members of which are noted below:

         Executive Committee. The Executive Committee consists of George J. Pedersen (Chairman) and Jerome I. Feldman. The Executive Committee has the authority to exercise all powers of the board, except for actions that must be taken by the full board under the Delaware General Corporation Law. The Executive Committee met twice during 2001.

         Audit Committee. The Audit Committee consists of Roger L. Hagengruber, Sheldon L. Glashow and Joseph W. Lewis. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met four times during 2001.

         Nominating Committee. The Nominating Committee consists of Jerome I. Feldman and George J. Pedersen. The Nominating Committee selects and recommends nominees for election as directors. The Nominating Committee met twice during 2001.

         Compensation  Committee.  The Compensation Committee consists of Jerome
I. Feldman, George J. Pedersen (Chairman) and John A. Moore, Jr. The Compensation Committee is responsible for determining compensation for the Company's executive officers and for administering and granting awards under the Company's Long-Term Incentive Plan (the "Plan"). The Compensation Committee met twice during 2001. See "Report of the Compensation Committee", below.

Compensation of Directors

         Except as otherwise stated herein, the board pays its members who are not employees of the Company (the "non-management directors") an annual fee of $5,000 for their service and $1,500 for each board meeting attended. Officers who are full-time employees and are also directors do not receive any fee or remuneration for services as members of the board or any board committee.

         At the discretion of the board, each person who becomes a non-management director may receive an initial grant of options under the Plan to purchase shares of common stock having an exercise price per share equal to the fair market value of a share of common stock on the date such person first becomes a non-management director. Also at the discretion of the board, under the Plan, each non-management director serving as a director on December 31 of each calendar year may receive options to purchase shares of common stock with an exercise price per share equal to the fair market value of a share of common stock on such date. Usually, options granted under the Plan to non-management directors become exercisable in three installments with 40% vesting on the first anniversary of the date of grant and 30% vesting on each of the second and third anniversaries of the date of grant, subject to acceleration under certain circumstances such as a change of control.

         In June 2001, Dr. Hagengruber was granted options to purchase 10,000 shares of common stock at an exercise price of $2.50.

         In 2000, Messrs. Glashow and Lewis were each granted options to purchase 10,000 shares of common stock at an exercise price of $7.50. Messrs. Carnavos and Southern (former directors/employees) were each granted options to purchase 100,000 shares of common stock at an exercise price of $4.75.

         In 1999, Dr. Glashow was granted options to purchase 1,500 shares of common stock at an exercise price of $3.3125.

         In 1999, the Company entered into employment agreements with Messrs. Feldman, Greenberg, Pedersen and Moore to serve as executive employees, providing such services as strategic planning in acquisitions and divestitures, management of financing arrangements, customer and business development, management of business infrastructure, and general management of operations. These employment agreements provide payments to Messrs. Feldman and Pedersen of $120,000 annually, and to Messrs. Greenberg and Moore of $60,000 annually. Salaries paid under these agreements in 2001 were $120,000 each to Messrs. Feldman and Pedersen and $60,000 each to Messrs. Greenberg and Moore. These employment agreements have a termination date of December 31, 2002, unless terminated earlier by the executive employee or the Company (through its board of directors).

         On January 25, 2002, Messrs. Pedersen and Moore terminated their employment agreements due to reasons associated with ManTech's initial public offering. Notwithstanding their terminations, Messrs. Pedersen and Moore will continue to serve as directors and will essentially perform the same services that they did as executive employees. In March 2002, the independent directors, by the affirmative votes of a majority of such independent directors, approved the establishment of Executive Director I status for George J. Pedersen at the annual rate of $120,000 for a term through the earlier of (i) December 31, 2005, or (ii) his death, resignation or removal from the board in accordance with applicable law. Similarly, the independent directors, by the affirmative votes of a majority of such independent directors, approved the establishment of Executive Director II status for John A. Moore, Jr. at the annual rate of $60,000 for the same term.

         Under these 1999 employment agreements, Messrs. Feldman and Pedersen were each granted options to purchase 100,000 shares of common stock at an exercise price of $3.3125; Messrs. Greenberg and Moore were each granted options to purchase 50,000 shares of common stock at an exercise price of $3.3125. These options have a Target Stock Value and vest immediately following a 30-day trading-day period in which the Target Stock Value has been met or exceeded (Target Stock Value of $8.00, 35% vested; Target Stock Value of $10.00, 100% vested), or vest at 100% on the fifth anniversary of the date of grant (i.e., February 23, 2004).

                       PRINCIPAL EXECUTIVE OFFICERS OF THE
                       COMPANY WHO ARE NOT ALSO DIRECTORS

         The board elects executive officers of the Company. Set forth below is certain information regarding the positions and business experience of each executive officer of the Company who is not also a director of the Company.

         Gill R. Grady, age 44. Mr. Grady has been a senior vice president since September 1999 and is currently responsible for the executive oversight of business development as well as several administrative functions such as investor relations, human resources, contract administration and information technology. Prior to this, he was responsible for the operations of the Company's process solutions business unit. He has also served as vice president of business development for our power systems business unit and has held numerous senior management positions in business operations, marketing and project management with the Company. From 1992 through 1997, Mr. Grady was responsible for business development for the Company's Eastern European activities. Throughout his tenure, he has been the Company's liaison with the Department of Energy and with Congress for funding related to the Company's Eastern European activities. He has been employed by the Company or predecessor companies since 1980.

         Jeffery G. Hough, age 47. Mr. Hough joined the Company in January 1999 as senior vice president and chief financial officer. During 1999, he was elected both treasurer and secretary of the Company. Prior to joining the Company, from 1995 through 1998, Mr. Hough was the chief financial officer and treasurer of Yokogawa Industrial Automation America, Inc., a supplier of process control equipment. From 1982 through 1995, he held various financial management positions with two other suppliers of process control equipment, ABB Process Automation and Leeds & Northrop. Mr. Hough was an auditor for Price
Waterhouse from 1977 to 1982.

         Harold ("Hal") D. Paris, age 47. Mr. Paris has served as senior vice president for power simulation since May 2001. Previously, Mr. Paris served as vice president of sales and marketing for our power systems business unit, and has served in various marketing and business management positions with the Company and its predecessors since 1980.

Compensation of Executive Officers

Summary of Cash and Certain Other Compensation

             The following table sets forth information as to the compensation paid by the Company for services rendered by the Company's principal executive officer and the four other most highly compensated executive officers of the Company for the fiscal years ended December 31, 2001, 2000, and 1999.

                           SUMMARY COMPENSATION TABLE



                                                    Annual                       Long-Term
                                                Compensation                   Compensation
                                                                          Awards            Payouts
                                                                         Securities
  Name and Principal Position                                           Underlying       LTIP payouts       All Other
                                     Year      Salary     Bonus 1        Options (#)                        Compensation

Chin-Our Jerry Jen                   2001       $176,654       0           25,000              0              $2,811  2
President & COO                      2000        152,385   $15,000            0                0               3,057
                                     1999        140,000    25,000         50,000              0               4,008

Jeffery G. Hough                     2001       $155,841       0              0                0              $3,485  3
Sr. Vice President & CFO             2000        160,615   $15,000            0                0               3,602
                                     1999        137,308    10,000         75,000              0              49,125

Gill R. Grady                        2001       $135,048         0         15,000              0              $2,955  4
Sr. Vice President                   2000        131,635   $10,000            0                0               3,219
                                     1999        113,889    10,000          5,000              0               2,717

Hal D. Paris                         2001       $128,984    $8,000         15,000              0              $2,863  5
Sr. Vice President                   2000        115,767       0              0                0               2,430
                                     1999        111,395    10,000            0                0               2,523

Christopher M. Carnavos6             2001       $223,600       0           25,000           $27,847          $10,234  7
                                     2000        223,600    $5,000        100,000              0               3,295
                                     1999        221,618    50,000        100,000              0              57,013

Brian K. Southern8                   2001       $167,211       0           78,000 9            0             $14,936  10
                                     2000        180,654   $10,000        100,000              0               3,573
                                     1999        166,000    25,000         50,000              0               3,773

__________________________________
1 Bonus paid for prior year performance.
2 Consists of $2,110 for Company retirement plan matching and $701 for executive group term life insurance premiums.
3 Consists of $3,010 for Company retirement plan matching and $475 for executive group term life insurance premiums.
4 Consists of $2,701 for Company retirement plan matching and $254 for executive group term life insurance premiums.
5 Consists of $2,740 for Company retirement plan matching and $123 for group term life insurance premiums.
6 Mr. Carnavos resigned as chief executive officer and president on March 26, 2001. Payments made thereafter pursuant to terms of severance agreement.
7 Consists of $3,096 for Company retirement plan matching, $1,032 for executive group term life insurance premiums and $6,106 in taxable assets received pursuant to severance agreement.
8 Mr. Southern's employment with GSE was terminated on March 9, 2001. Payments made thereafter pursuant to terms of severance agreement.
9 Consists of 25,000 options received in recognition of services as an employee, and 53,000 options for transition services as a consultant during 2001.
10 Consists of $3,344 for Company retirement plan matching, $334 for executive group term life insurance premiums and $11,258 in taxable assets received pursuant to severance agreement.

Stock Options

         The following table provides information on stock options granted to the named executive officers during 2001. Only non-statutory stock options were granted under the Plan.

                                              OPTION GRANTS IN LAST FISCAL YEAR

                                                                                Potential Realizable Value at
                                           Percent of                            Assumed Annual Rates of Stock Price
                                             Total                               Appreciation for Option Term
                              Number of     Options                                            12
                             Securities   Granted to
                             Underlying    Employees    Exercise or
                               Options     in Fiscal    Base Price   Expiration
Name                        Granted (#)     Year 11       ($/sh)         Date
----                        ------------    -------       -------   -----------      0%         5%             10%
                                                                                   ----        ----           ----
Chin-Our Jerry Jen           25,000 (13)     4.57%         $2.00       5/3/2008      $0       $20,355      $47,436
Jeffery G. Hough                  0            0%            -            -          -           -            -
Gill R. Grady                15,000          2.74%         $2.00       5/3/2008      $0       $12,213      $28,462
Hal D. Paris                 15,000          2.74%         $2.00       5/3/2008      $0       $12,213      $28,462
Christopher M. Carnavos      25,000 (14)     4.57%         $1.33      3/26/2008      $0       $13,536      $31,545
Brian K. Southern            25,000 (15)     4.57%         $1.70       3/8/2008      $0       $17,302      $40,320
Brian K. Southern            53,000 (16)     9.69%         $1.70       3/8/2008      $0       $36,680      $85,479



____________________________

11 In addition to the option grants to the executive officers reported in the table, options with an average exercise price of $1.95 covering a total of 389,000 shares of common stock were granted to twenty-four (24) employees during 2001, which included the 300,000 shares granted to Messrs. Feldman, Pedersen, Greenberg and Moore as discussed under "Certain Relationships and Related Transactions."
12 No gain to optionees is possible without an increase in stock price, which will benefit all stockholders commensurately. A 0% increase in stock price will result in $0 gain for the optionees. The potential realizable amounts shown illustrate the values that might be realized upon exercise immediately prior to the expiration of their term using 5% and 10% appreciation rates set by the SEC, compounded annually, and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.
13 Options issued pursuant to the terms of Mr. Jen's executive compensation plan for 2001.
14 These options immediately vested.
15 These options immediately vested.
16 These options immediately vested.

Aggregated  Option  Exercises  in Last  Fiscal Year and Fiscal  Year-End  Option
Values

         The following table provides information on option exercises in 2001 by the named executive officers and the value of their unexercised options as of December 31, 2001.

                                             FISCAL YEAR-END OPTION VALUES
                               # of        Value                Number of
Name                           Shares      Realized       Securities Underlying            Value of Unexercised
                               acquired                        Unexercised                     In-the-Money
                                 on                              Options at                       Options at
                               Exercise                    December 31, 2001                December 31, 2001
                                                            -----------------                -----------------
                                                        Exercisable/Unexercisable        Exercisable/Unexercisable
Chin-Our Jerry Jen                 --          --             35,000/75,000                   $3,500/$27,500
Jeffery G. Hough                   --          --             17,500/57,500                    $6,125/$2,625
Gill R. Grady                      --          --             14,000/16,500                   $1,050/$16,500
Hal D. Paris                       --          --             10,500/15,000                   $1,050/$16,500
Christopher M. Carnavos          25,000     $27,847             270,000/0                       $54,750/$0
Brian K. Southern                  --          --               205,000/0                      $126,150/$0


Employment Agreements

             On March 10, 2000, we entered into change of control agreements with Messrs. Jen, Hough and Grady. Under these agreements, in the event of a termination of the individual's employment within 12 months of a change in business ownership structure, the executive is entitled to continuation of salary, bonus and all benefits for up to 12 months following termination of employment. The executive is also entitled to a bonus of 35% of base pay (30% for Mr. Grady).

Executive Compensation Plan

             On May 3, 2001, we established an executive compensation plan for Mr. Jen. This plan was in effect for fiscal year 2001 and provided for a performance bonus of up to $50,000 and immediate vesting of up to 25,000 stock options issued to Mr. Jen during 2001 based upon the Company's achievement of certain financial milestones for 2001. This matter is further described below under "Compensation of Principal Executive Officer."

                      REPORT OF THE COMPENSATION COMMITTEE

         This report addresses the compensation of the Company's executive officers for the last fiscal year and the Company's general compensation philosophy. The Compensation Committee is responsible for determining compensation for the Company's executive officers and for granting awards under and administering the Company's Long-Term Incentive Plan. The Compensation Committee consists of Jerome I. Feldman, George J. Pedersen and John A. Moore, Jr.

Compensation Philosophy

         The compensation program for the executive officers of the Company is developed and administered by the board and its Compensation Committee. Overall compensation policies regarding other officers and employees of the Company are established by the Compensation Committee, but the specific compensation program for such persons is developed and administered by Company management. The key goals of the Company's compensation program are to attract, retain and reward the most capable executives and other employees who can contribute (both short and long-term) to the success of the Company and to align compensation with the attainment of the business objectives of the Company.

Compensation of Principal Executive Officer

             For 2001, Mr. Jen earned $176,654 in salary and bonus, as shown in the Summary Compensation Table. The Committee considered this level of payment appropriate in view of Mr. Jen's leadership of the Company. Upon a corporate restructuring in early 2001, Mr. Jen has served as the principal executive officer of the Company and in this role directed the Company's refocus on our core businesses of power simulation and process automation and returning the Company to profitability. This refocus also resulted in a solution-oriented partnership with our customers. We established an executive compensation plan for Mr. Jen, providing appropriate incentive compensation if the Company achieved certain financial milestones for 2001. Specifically, if the Company realized operating income of at least $2,889,000 (excluding VirtualPlant results and certain other designated corporate expenses), then Mr. Jen would receive a bonus payment of $50,000 and the 25,000 stock options awarded to him in 2001 would immediately vest. If the Company achieved more than 80% (but less than 100%) of this goal, then Mr. Jen would receive a prorated portion of the bonus and vested options. If the Company achieved 80% or less of this goal, then Mr. Jen would not receive any bonus and no options would vest. Under this executive compensation plan, any unvested options would be forfeited and cancelled. The Committee believed that the methodology of this executive compensation plan was fair to Mr. Jen, the Company and our stockholders, as it properly aligned Mr. Jen's incentive compensation with the Company's financial performance. Based on the Company's 2001 financial performance, in which operating income was $2,651,000 (excluding VirtualPlant results and certain other designated corporate expenses), Mr. Jen achieved 91.8% of his incentive compensation goals. On April 12, 2002, the Compensation Committee awarded Mr. Jen a bonus payment of $45,900 and directed that he be granted options to purchase 22,950 shares of common stock at an exercise price of $2.00 (with the balance of 2,050 shares deemed forfeited and cancelled).

Implementation Guidelines

             To implement the general compensation philosophy described above, the Company's executive compensation program has three primary components: (i) a base salary, (ii) bonus awards, and (iii) long-term incentive awards. The factors and criteria to be considered with respect to each of these components are set forth below.

             Base Salary. The range of the base salary for an executive or other employee position will generally be established based on competitive salaries for positions with a similar scope of responsibilities and job complexities. The level of base salary within the range of competitive salaries will be determined on the basis of individual performance, experience and other relevant factors, such as demonstrated leadership, job knowledge and management skills. Such determination will be made by the Compensation Committee, with regard to the Company's executive officers, and by management with regard to all other officers and employees consistent with the general overall compensation policies established by the Compensation Committee.

             Base salaries will be targeted within the appropriate competitive range, although higher compensation may be paid if necessary or appropriate to attract or retain unusually qualified executives. Annual or other base salary adjustments will be based on individual performance as well as other market factors. Base salary payments made in 2001 were made to compensate ongoing performance throughout the year.

             Bonus Awards. The bonus award is intended to focus the efforts of the executives and other employees on performance objectives in accordance with the business strategy of the Company.

             The Compensation Committee will administer incentive awards for the Company's executive officers. The Compensation Committee will review and assess the extent to which the overall Company performance goals have been met during the year and make such awards to the Company's executive officers. Management of the Company will be responsible for awarding bonus amounts to other officers and employees of the Company, taking into account the general compensation philosophy of the Company.

             For more information regarding the bonuses awarded in 2001 to the Company's principal executive officer and the four other most highly compensated executive officers of the Company, see "Compensation of Executive Officers -- Summary of Cash and Certain Other Compensation."

             Long-Term Incentive Awards. The third element of the Company's compensation program is provided through the Company's Long-Term Incentive Plan (the "Plan"), which is designed to align the interests of the officers and employees with those of stockholders. The Plan is intended to focus the efforts of officers and employees on performance which will increase the value of the Company for its stockholders.

             Pursuant to the Plan, the Compensation Committee may grant incentive stock options within the meaning of the Internal Revenue Code of 1986, as amended, and may grant, among other types of awards, nonstatutory stock options to purchase shares of common stock. The Compensation Committee also may grant stock appreciation rights and award shares of restricted stock and incentive shares in accordance with the terms of the Plan. Subject to the terms of the Plan, the Compensation Committee will have discretion in making grants and awards under the Plan. The Compensation Committee may, however, consider the recommendations of management with respect to such grants and awards.

             Total direct compensation to the Company's executive officers (base salary, bonus awards and long-term incentive awards) will be targeted within the appropriate competitive range, although higher compensation may be paid if necessary to attract or retain unusually qualified executives.

             The Compensation Committee's decisions concerning the specific 2001 compensation elements for individual executive officers were made within the broad framework previously described and in light of each executive officer's level of responsibility, performance, current salary, prior year bonus and other compensation awards. In all cases, the Compensation Committee's specific decisions regarding 2001 executive officer compensation were ultimately based upon the Compensation Committee's judgment about the individual executive officer's performance and potential future contributions, and about whether each particular payment or award would provide an appropriate reward and incentive for that executive officer to contribute to, and enhance, the Company's performance.

             The board of directors, with the advice of the Compensation Committee, will reexamine the Company's compensation philosophy and objectives periodically and determine if changes should be considered.

                                                 Compensation Committee

                                                 George J. Pedersen, Chairman
                                                 Jerome I. Feldman
                                                 John A. Moore, Jr.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee has a written charter that specifies its responsibilities. Upon recommendation of the Audit Committee, the board of directors approved this charter in response to the audit committee requirements adopted by the Securities and Exchange Commission ("SEC") and the American Stock Exchange ("AMEX"). A copy of the charter is set forth in Appendix A of this proxy statement. Each member of the Audit Committee is an independent director as defined by AMEX rules. The Audit Committee has reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for financial statements, and the Company's independent public accountants, KPMG LLP. As the Company's independent public accountants for 2001, KPMG LLP is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with KPMG LLP the matters that are required to be discussed by the Statement of Auditing Standards No. 61 (Communications with Audit Committees). KPMG LLP has provided the Audit Committee the written disclosures and the letter required by Independence Standards Board, Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP that firm's independence. KPMG LLP has not provided the Company with any non-audit services that would be incompatible with that firm's independence.

         Based on the considerations referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2001 and that KPMG LLP be appointed independent public accountants for the Company for 2002. The foregoing report is provided by the following independent directors, who constitute the Audit Committee:

   Sheldon L. Glashow         Roger L. Hagengruber           Joseph W. Lewis

Performance Graph

         The following graph sets forth a comparison of the percentage change in the cumulative total stockholder return on the Company's common stock compared to the cumulative total return of the American Stock Exchange - US & Foreign Index and a group of peer issuers selected on a line-of-business basis, consisting of Aspen Technology, Inc., GenSym Corporation and Emerson Electric Co. for the period from January 1, 1997 through December 31, 2001. The graph was prepared for the Company by Media General Financial Services. The stock price performance shown on the graph below is not necessarily indicative of future performance.



                    12/31/1996     12/31/1997     12/31/1998     12/31/1999    12/31/2000     12/31/2001
GSE SYSTEMS, INC.       100.00          32.43          27.03          35.81         14.86          33.51
PEER GROUP INDEX        100.00         117.50         126.34         123.60        173.40         128.16
AMEX MARKET INDEX       100.00         120.33         118.69         147.98        146.16         139.43


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee is currently comprised of Mr. Pedersen, who is the chairman of the Compensation Committee, and is chairman of the board, chief executive officer and president of ManTech; Mr. Feldman, who is chairman of the board of the Company's board of directors and is chairman of the board and chief executive officer of GP Strategies; and Mr. Moore, who is the executive vice president and chief financial officer of ManTech.

       The Compensation Committee acts on matters related to other directors, executive officers and related entity proposals. In accordance with applicable law, any matter related to a member of the Compensation Committee requires ratification by the independent directors or approval of the entire board.

Certain Relationships and Related Transactions

       ManTech presently beneficially owns approximately 20% of the Company. Through the years, ManTech has assisted the Company financially via bank guarantees and subordinated loans. Mr. Pedersen is the chairman of the board, chief executive officer and president of ManTech, and a member of the Company's board of directors.

       Due to the Company's liquidity situation at the end of 2000, we experienced some difficulties in procuring supplies from our vendors for business operations. In January 2001, the Company entered into a purchasing arrangement with ManTech whereby ManTech dealt directly with some of the Company's vendors, ordered the supplies needed and had the products shipped in accordance with the Company's instructions. Purchases under this arrangement totaled $843,000 for the year ended December 31, 2001. This purchasing arrangement terminated in June 2001, and the Company has no outstanding obligations to ManTech in connection with this purchasing arrangement as of December 31, 2001. The supplies purchased through ManTech were at the same prices at which the Company could have procured the supplies directly, absent the liquidity situation.

       On May 10, 2001, the board, upon unanimous approval of the independent directors, granted Messrs. Feldman and Pedersen 100,000 shares of common stock each at an exercise price of $2.00, and Messrs. Greenberg and Moore 50,000 shares of common stock each at an exercise price of $2.00, based on their efforts in the sale of the Company's VirtualPlant assets to Avantium International B.V.

       In September 2001, the Company entered into a sublease agreement with ManTech, allowing ManTech to sublease 2,088 square feet of space at the Company's Columbia, Maryland office through September 2002. For the year ended December 31, 2001, such sublease payments amounted to $13,000. This sublease agreement contains standard sublease terms and conditions, and the payments are based on standard market rental rates for similarly situated subleases.

       In September 2001, the Company entered into an alliance with General Physics Corporation. In addition to cooperating in the marketing of individual products in the power industry, the companies will combine some of General Physics' extensive training materials and programs with our power plant simulation models to provide interactive and adaptive total training solutions. The Company will also help sell and distribute General Physics' GFE product to our customer base.

       On December 5, 2001, ManTech elected to convert $3.9 million of subordinated debt into Series A convertible preferred stock at a conversion rate of $100 per share. As a result, the subordinated promissory note for $3.9 million was cancelled and surrendered. The Series A convertible preferred stock has no voting rights and bears dividends at the rate of 6% per annum payable quarterly. Dividends will accumulate if not paid quarterly and compounded interest will accrue on any unpaid dividends. As of December 31, 2001, the Company had accrued dividends payable of $17,000. In the event of liquidation or dissolution of the Company, payment of available funds shall be made on the Series A convertible preferred stock (including payment in satisfaction of dividend obligations) prior and in preference to the common stock. At its discretion, ManTech has the right to convert each share of Series A convertible preferred stock into Company common stock at a purchase price of $2.645 per share at any time after a one-year holding period from the date of issuance. At the end of the third year from the date of issuance, the Series A convertible preferred stock automatically converts into 1,474,480 shares of Company common stock. Prior to ManTech's conversion, GP Strategies has the option to acquire 50% of the Series A convertible preferred stock from ManTech for $1,950,000.

       On December 7, 2001, the Company agreed to make certain cash and in-kind contributions to RedStorm Scientific LLC ("RedStorm") in exchange for a 10% membership interest in RedStorm, a privately held computational drug design company. The Company paid $50,000 to RedStorm in the fourth quarter of 2001, and will make additional cash payments of $50,000 in each of the first three quarters of 2002. The Company's in-kind contribution consists of the development of certain technology. Company will receive a perpetual, worldwide, royalty-free, non-transferable, exclusive license to use the products developed for RedStorm solely in the power and process controls markets. The Company will receive one seat on RedStorm's board of managers. Additionally, one of the Company's directors is also on RedStorm's board of managers. The Company will account for its investment in RedStorm using the equity method of accounting based on the Company's conclusion that we have significant influence on RedStorm's operations.

             PROPOSAL 2: APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

      Upon the recommendation of the Audit Committee, and subject to stockholder approval, the board has appointed the firm of KPMG LLP as independent public accountants of the Company for the current fiscal year. The board has been advised by KPMG LLP that neither the firm nor any member of the firm has a direct or indirect financial interest in the Company or its subsidiaries.

      KPMG LLP became the Company's independent public accountants on March 17, 2000, replacing PricewaterhouseCoopers.

      The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2001, and fees billed for other services rendered by KPMG LLP.

         Audit fees, excluding audit related         $111,985

         All other fees:
                  Audit related fees(1)                81,674
                  Other non-audit services(2)          86,056

         Total all other fees                        $167,730


(1) Audit related fees consisted principally of audits of financial statements of certain employee benefit plans, review of registration statements and issuance of consents.

(2)      Other non-audit fees consist of tax compliance.

      A representative of KPMG LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he/she desires to do so and will be available to respond to appropriate questions from stockholders.

      Ratification of the appointment of the independent public accountants requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting. If the stockholders do not ratify the appointment of KPMG LLP, the board of directors will reconsider the appointment.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
  RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own more than 10% of the Company's common stock (the "Reporting Persons"), to file reports regarding their Company common stock ownership and changes in ownership with the SEC. These Reporting Persons are required by SEC regulations to provide the Company with copies of all Section 16(a) filings. Based solely on a review of the copies of such forms furnished to the Company, or written representations from certain Reporting Persons that such filings were not required, the Company believes that during 2001 the Reporting Persons complied with all Section 16(a) reporting requirements applicable to them.

                                 OTHER BUSINESS

       As of the date of this proxy statement, the Company does not know of any matters that will be presented for action at the annual meeting other than those expressly set forth herein. If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed form of proxy in accordance with their best judgment.

                              COSTS OF SOLICITATION

         The costs of preparing, printing and mailing the materials used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by our officers and employees (who will receive no compensation therefor in addition to their regular salaries) by telephone or other means of communication.

                                 ANNUAL REPORTS

       The Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2001 was filed on March 29, 2002. Also enclosed is the Company's 2001 Annual Report to Stockholders. The Company shall furnish copies of exhibits for a reasonable fee (covering the expense of making copies) upon written request to the attention of the Corporate Secretary, GSE Systems, Inc., 9189 Red Branch Road, Columbia, Maryland 21045.

                              STOCKHOLDER PROPOSALS

       In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with the 2003 annual meeting must do so no later than December 31, 2002. Proposals submitted thereafter will be opposed as not timely filed.

       In addition, in accordance with the Company's Bylaws, in order for a stockholder proposal to be properly brought before the 2003 annual meeting, a stockholder submitting a proposal must file a written notice with the Corporate Secretary which conforms to the requirements of the Bylaws. If the board or a designated committee or the officer who will preside at the stockholders' meeting determines that the information provided in such notice does not satisfy the informational requirements of the Bylaws or is otherwise not in accordance with law, the stockholder will be notified promptly of such deficiency and be given an opportunity to cure the deficiency within the time period prescribed in the Bylaws. Such notice of a stockholder proposal must be delivered to the Corporate Secretary at the Company's principal executive offices not less than 60 days nor more than 90 days prior to the date of the 2003 annual meeting.

                       By Order of the Board of Directors



                                                     Jeffery G. Hough
                                                     Secretary
Columbia, Maryland
April 30, 2002

Appendix A

GSE Systems, Inc. Audit Committee Charter

I.   Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

o Monitor the independence and performance of the Company's independent auditors.

o Provide an avenue of communication among the independent auditors, management, and the Board of Directors.


The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of the American Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

 III. Audit Committee Responsibilities and Duties
        Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments
..
3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

        Independent Auditors

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

8. Review the independent auditors' audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

        Legal Compliance
11. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

        Other Audit Committee Responsibilities

12. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

13.      Perform  any  other  activities   consistent  with  this  Charter,  the
         Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                    Appendix B


                                GSE SYSTEMS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           To be held on May 29, 2002

     The undersigned hereby constitutes and appoints Jeffery G. Hough and/or Richard J. Luebke, as attorneys and proxies with full power of substitution, to attend and vote all of the shares which the undersigned is entitled to vote at the annual meeting of stockholders of GSE Systems, Inc. (the "Company") to be held at the Company's headquarters at 9189 Red Branch Road, Columbia, Maryland 21045 at 10:30 a.m. local time, on May 29, 2002 and at any and all adjournments or postponements of the meeting, with the same force and effect as if the undersigned were personally present and the undersigned hereby instructs said attorneys and proxies to vote as follows with respect to the matters described in the accompanying proxy statement:

1. To elect three persons to serve as Class I Directors on the Company's board of directors, for a term of three years or until their successors have been elected and qualified. The following three persons have been nominated to serve as directors: Chin-Our Jerry Jen, Sheldon L. Glashow and Roger L. Hagengruber.

 |_| FOR all nominees listed above          |_|  WITHHOLD AUTHORITY to vote for
                                                  all nominees listed above
____________________________________________________________________________

INSTRUCTIONS: To withhold authority to vote for any one or more individual nominees, line through or otherwise strike out the name of any nominee.

2. To ratify the appointment of KPMG LLP as the Company's independent public accountants for the current fiscal year.

      |_| FOR                   |_| AGAINST              |_| ABSTAIN

To transact such other business as may properly come before the annual meeting or at any adjournments or postponements thereof.

                          (Please sign on reverse side)

                           (continued from other side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, WHICH RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES LISTED IN ITEM 1 AND FOR ITEM
2. AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING, SAID PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

This proxy will be voted in the manner directed herein. If no direction is given, the proxy will be voted FOR the election of all director nominees listed in Item 1 and FOR Item 2. The undersigned acknowledges receipt of the accompanying notice of annual meeting and proxy statement.

|_| Please indicate by check mark if you plan to attend the annual meeting of stockholders.


                            DATED:____________________________________, 2002


                             _______________________________________________
                            (Signature)


                            ________________________________________________
                            (Signature)



     NOTE: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give full titles as such. (Please sign, date and return this proxy in the enclosed envelope.)